Exhibit 99.1

DXP Enterprises Reports 2017 First Quarter Results

  $238.5 million in sales, a sequential increase of 7.3 percent
  GAAP diluted EPS of $0.17
  $15.5 million in earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a sequential increase of 4.6 percent, adjusting for the one-time sale of Vertex

HOUSTON--(BUSINESS WIRE)--May 15, 2017--DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2017. The following are results for the three months ended March 31, 2017 compared to the three months ended March 31, 2016 and December 31, 2016, where appropriate. A reconciliation of the non-GAAP financial measures is in the back of this press release.

DXPE 2017 First Quarter Financial Highlights:

  Sales increased 7.3 percent to $238.5 million, compared to $222.3 million for the fourth quarter of 2016 and $253.6 million for the first quarter of 2016, a decrease of 5.9 percent compared to the first quarter of 2016. Adjusting for the sale of Vertex, sales decreased 3.0 percent.
  Earnings per diluted share was $0.17 based upon 18.2 million diluted shares, compared to $0.42 per share in the fourth quarter of 2016, based on 17.4 million diluted shares. In the first quarter of 2016, the loss per diluted share was $0.35 on 14.5 million shares.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $15.5 million, or 6.5 percent of sales, compared to $20.4 million for the fourth quarter of 2016, a decrease of 24.2 percent. The decrease includes a $5.6 million gain on the sale of Vertex. Excluding the gain, EBITDA for the fourth quarter was $14.8 million or 6.7 percent of sales. Adjusting for the one-time sale of Vertex, first quarter 2016 EBITDA sequentially increased 4.6 percent.

David R. Little, Chairman and CEO remarked, “Our first quarter results reflect momentum building in our business. We are pleased with DXP’s first quarter sales results which included sequential sales and operating income growth across all three business segments. Total DXP EBITDA also increased sequentially, adjusting for the one-time sale of Vertex. We are encouraged by the sequential increases and believe we could be in the early stages of a cyclical recovery. Thank you to all our customers and DXPeople for the support and effort. DXP’s first quarter 2017 sales were $238.5 million, or a 7.3 percent increase over the fourth quarter. DXP’s industrial end markets, which is 51 percent of our business, appears to have found some legs and shows signs of positive upward movement. Oil and gas, which is the remaining 49 percent of DXP, found a bottom in the third quarter of last year and is showing signs of gradual improvement. During the first quarter, sales were $148.7 million for Service Centers, $49.1 million for Innovative Pumping Solutions and $40.8 million for Supply Chain Services. Business segment operating income increased 13 percent sequentially and 57 percent year-over-year.

We continue to anticipate a better fiscal year 2017. As such, we remain focused on improving our ability to serve existing and new customers, continuing to focus on enhancing and improving our operational execution, investing in products and people and strategically aligning DXP for the future.”

Mac McConnell, CFO added, “Our first quarter sequential sales growth of 7.3 percent was great to see after experiencing continual declines since the fourth quarter of 2014. We turned this into a 9 percent sequential increase in operating income during a period where DXP has seasonally higher expenses. Total debt outstanding as of March 31, 2017 was $228.0 million. As discussed during our Q4 earnings call, we look forward to and anticipate refinancing our debt structure in the near future. This should provide DXP with more flexibility as we move towards growth. We are excited by the tone at DXP and anticipate that this should begin to show in our financial results.”

We will host a conference call regarding 2017 first quarter results on the Company’s website (www.dxpe.com) Monday, May 15, 2017 at 4 pm CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

DXP Enterprises 2017 first quarter business segment results:

  Service Centers’ revenue for the first quarter was $148.7 million, a 6.5 percent sequential increase and decline of 11.2 percent over the same period in 2016. Operating income margin was 9.0 percent, a 27 basis point improvement over the fourth quarter of 2016.
  Innovative Pumping Solutions’ revenue for the first quarter was $49.1 million, a 7.8 percent sequential increase and 3.4 percent increase year-over-year with a 7.2 percent operating income margin, a 178 basis point improvement from the fourth quarter.
  Supply Chain Services’ revenue for the first quarter was $40.8 million, a 9.8 percent sequential increase and 5.5 percent increase year-over-year with a 10.0 percent operating income margin.

Non-GAAP Financial Measures

DXP supplements reporting of net income (loss) with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA referred to in this press release is included below under "--Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Sales	$238,527	$253,561
Cost of sales	174,012	184,743
Gross profit	64,515	68,818
Selling, general and administrative expenses	56,279	70,820
Operating income (loss)	8,236	(2,002)
Other expense (income), net	(228)	(155)
Interest expense	3,653	3,409
Income (loss) before income taxes	4,811	(5,256)
Provision (benefit) for income taxes	1,817	(8)
Net income (loss)	2,994	(5,248)
Less: Net income (loss) attributable to non-controlling interest	(139)	(136)
Net income (loss) attributable to DXP Enterprises, Inc.	3,133	(5,112)
Preferred stock dividend	23	23
Net income (loss) attributable to common shareholders	$3,110	$(5,135)
Diluted earnings (loss) per share attributable to DXP Enterprises, Inc.	$0.17	$(0.35)
Weighted average common shares and common equivalent shares outstanding	18,249	14,486

SEGMENT DATA ($ thousands, unaudited)

	Sales by Segment Three Months Ended March 31,		Operating Income by Segment Three Months Ended March 31,
	2017	2016	2017	2016
Service Centers	$148,713	$167,502	$13,340	$9,536
Innovative Pumping Solutions	49,058	47,431	3,510	306
Supply Chain Services	40,756	38,628	4,058	3,480
Total DXP	$238,527	$253,561	$20,908	$13,322

Reconciliation of Operating Income for Reportable Segments ($ thousands)

			Three Months Ended March 31,
			2017	2016
Operating income for reportable segments			$20,908	$13,322
Adjustment for:
Amortization of intangibles			4,316	4,528
Corporate expense			8,356	10,796
Total operating income (loss)			8,236	(2,002)
Interest expense			3,653	3,409
Other expense (income), net			(228)	(155)
Income (loss) before income taxes			$4,811	$(5,256)

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of Adjusted EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP ($ thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2017	2016	2016

Income (loss) before income taxes	$4,811	$(5,256)	$9,195
Plus: interest expense	3,653	3,409	3,866
Plus: depreciation and amortization	7,015	7,546	7,367

EBITDA	$15,479	$5,699	$20,428

Plus: NCI before tax	224	219	400
Plus: Stock compensation expense	533	848	1,636

Adjusted EBITDA	$16,236	$6,766	$22,464

**Adjusted EBITDA – earnings before impairments, interest, taxes, depreciation and amortization

CONTACT:
DXP Enterprises, Inc.
Mac McConnell, 713-996-4700
Senior Vice President, Finance & CFO
www.dxpe.com